UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 22, 2005

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number:  0-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

          On March 17, 2005, the Board of Directors of Manatron, Inc. (the "Company"), on the recommendation of the Compensation Committee, approved the acceleration of the vesting of all unvested stock options previously granted to employees and officers under the Company's Stock Option and Restricted Stock Plan of 2003, Executive Stock Plan of 2000 and Stock Incentive Plan of 1999. Option holders whose options were accelerated are summarized below:

Option Holder	Title	Number of Options Accelerated

David A. Ford	Director of Information Services	125
Mary N. Gephart	VP of Human Resources	4,000
Krista L. Inosencio	Chief Financial Officer	8,000
G. William Mckinzie	Chief Operating Officer	19,333
Early L. Stephens	Chief Technology Officer	19,333
Paul R. Sylvester	Chief Executive Officer	29,000
Marty A. Ulanski	VP of Sales and Business Development	20,000
Total		99,792

          As a result of the acceleration, options to acquire approximately 100,000 shares of the Company's common stock, which otherwise would have vested from time to time over the next five years, became immediately exercisable.  All other terms and conditions applicable to outstanding stock option grants, including the exercise prices and number of shares subject to the accelerated options, were unchanged. The stock option agreements with respect to the options were amended accordingly.

          The Board of Directors considered several factors in determining to accelerate the vesting of these options, including the effect on the Company's reported stock option expense in future periods, the comparability of the Company's statements of operations in prior and subsequent periods, and the potential benefit to the Company and its shareholders in retaining the services of affected officers and employees.  Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment," or SFAS 123R, will require the Company to treat unvested stock options as an expense effective with the fiscal quarter ending October 31, 2005.  The Company believes its stock options are primarily incentive rather than retentive in nature. While the vesting on current options has been eliminated, each of the executive officers of the Company still holds restricted stock previously awarded to him or her and is a participant under the Manatron, Inc. Supplemental Executive Retirement Plan, both of which have vesting provisions and are therefore retentive in nature.

          The Company believes that acceleration of vesting of the stock options will reduce the stock option expense it otherwise would have been required to recognize under SFAS 123R by approximately $463,000 on a pre-tax basis over the next five years. The Company will continue to comply with the proforma disclosure requirements of SFAS 123 in its annual report on Form 10-K, as permitted under the transition guidance provided by the Financial Accounting Standards

Board. However, the Company will be required to recognize compensation expense in future periods in the event an option is exercised prior to its initial vesting provisions as a result of the acceleration. This expense will equal the difference between the initial option issuance price and the closing market price on March 16, 2005 of $8.24 multiplied by the number of shares that would have still remained unvested under the initial terms.  The maximum compensation expense that could be recognized in future periods is $91,000.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2005	MANATRON, INC. (Registrant)

	By:	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer